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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES


Subsidiary                                      Jurisdiction
----------                                      ------------

PMC Liquidation, Inc.                           Delaware

Printing & Packaging Equipment Finance, Inc.    Texas

Stevens International, S.A.                     France

Societe Specialisee dans le
  Materiel d'Imprimerie                         France